SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            _________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            _________________________

                          Citibank (South Dakota), N.A.
                                  on behalf of
                       Citibank Credit Card Master Trust I
         (Issuer in respect of the Citibank Credit Card Master Trust I,
 Floating Rate Class A Credit Card Participation Certificates, Series 1996-6 and
  Floating Rate Class B Credit Card Participation Certificates, Series 1996-6)
         ______________________________________________________________
             (Exact name of registrant as specified in its charter)


            United States of America                      46-0358360
        -------------------------------              -------------------
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)


          701 East 60th St., North
          Sioux Falls, South Dakota                        57117
          -------------------------                     ----------
          (Address of principal                         (Zip Code)
            executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (b) OF THE ACT:

                                      None.


                     SECURITIES TO BE REGISTERED PURSUANT TO
                           SECTION 12 (g) OF THE ACT:

            $940,000,000 aggregate principal amount of the Citibank Credit Card Master Trust I, Floating Rate Class A Credit Card Participation Certificates, Series 1996-6 (the "Class A Certificates") with an expected final payment date of December 2006 and $60,000,000 aggregate principal amount of the Citibank Credit Card Master Trust I, Floating Rate Class B Credit Card Participation Certificates, Series 1996-6 (the "Class B Certificates") with an expected final payment date of December 2006.

Item 1.   Description of the Registrant's Securities to be Registered

            1.1 For a description of the Class A Certificates and Class B Certificates, reference is hereby made to the description of the Class A Certificates and Class B Certificates contained in the Prospectus relating to the Class A Certificates and Class B Certificates filed with the Securities and Exchange Commission (File No. 33-99328) and incorporated herein by reference (see in particular "Series Provisions" therein).



Item 2.   Exhibits

            2.1 Form of Class A Certificate and Class B Certificate (included within Exhibit 2.3).

            2.2 Pooling and Servicing Agreement (incorporated by reference from Exhibit 4.2 of the registrants' registration statements on Form S-1 (File Nos. 33-41054 and 33-48148) and from Exhibit 4 of the registrants' registration statement on Form S-3 (File No. 33-77802)).

            2.3   Series 1996-6 Supplement.


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

                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CITIBANK (SOUTH DAKOTA), N.A.


                                          By:/s/Eugene D. Rowenhorst
                                             ---------------------------
                                               Eugene D. Rowenhorst
                                               Senior Vice President


December 20, 1996


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